Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-3 of Franklin Resources, Inc. of our report dated October 25, 2000 relating to the financial statements, which report appears in Franklin Resources, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2000. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
San Francisco, California
October 31, 2001














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